EXHIBIT 32

                              CERTIFICATIONS
                    Pursuant to 18 U.S.C. Section 1350

The undersigned hereby certifies that (i) the foregoing quarterly report on Form 10-Q/A filed by Fountain Powerboat Industries, Inc. (the "Company") for the quarter ended March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 09, 2004    /s/Reginald M. Fountain, Jr.
                             _________________________
                             Reginald M. Fountain, Jr.
                             President and Chief Executive Officer



Date:  August 09, 2004    /s/Irving L. Smith
                             ______________________
                             Irving L. Smith
                             Chief Financial Officer